                                                                   EXHIBIT 4.1

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                           TRANSTEXAS GAS CORPORATION,
                                    Issuer


                                      and


            FIRSTAR BANK OF MINNESOTA, N.A., successor by merger to
                      AMERICAN BANK NATIONAL ASSOCIATION,
                                        Trustee



                          -------------------------

                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of June 13, 1997

                          -------------------------



                                  $800,000,000
                     11  1/2% Senior Secured Notes due 2002





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
       THIS SECOND SUPPLEMENTAL INDENTURE, effective as of June 13, 1997 (the "Supplemental Indenture"), is made and entered into by and among TRANSTEXAS GAS CORPORATION, a Delaware corporation (the "Company"), and FIRSTAR BANK OF MINNESOTA, N.A., successor by merger to AMERICAN BANK NATIONAL ASSOCIATION (the "Trustee"), under an Indenture dated as of June 15, 1995, by and among the Company, TRANSTEXAS TRANSMISSION CORPORATION, a Delaware corporation ("TTC"), and the Trustee (the "Original Indenture"), as supplemented by the First Supplemental Indenture effective as of May 29, 1997 by and among the Company, TTC and the Trustee (the Original Indenture, as so supplemented, is referred to herein as the "Current Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Current Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this Supplemental Indenture or the context clearly requires otherwise.

       WHEREAS, by operation of Section 14.15 of the Current Indenture, TTC is no longer a party to the Indenture since the Company sold all of the Capital Stock of TTC, as permitted by the terms of the Current Indenture, on May 29, 1997; and

       WHEREAS, Section 9.2 of the Current Indenture provides, among other things, that with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities or, with respect to certain matters, 66-2/3% of the aggregate principal amount of Notes then outstanding, the Obligors, when authorized by Board Resolutions, and the Trustee may amend or supplement the Current Indenture or the Securities or enter into an indenture supplemental thereto for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Current Indenture or the Securities or of modifying in any manner the rights of the Holders under the Current Indenture or the Securities; and

       WHEREAS, the Company has offered to purchase for cash, upon the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation dated May 14, 1997, as supplemented and amended by that certain Supplement to Offer to Purchase and Consent Solicitation dated June 6, 1997 (collectively, the "Offer to Purchase and Consent Solicitation"), and in a Letter of Transmittal and Consent (the "Letter of Transmittal and Consent" and, together with the Offer to Purchase and Consent Solicitation, the "Offer") all of its 11 1/2% Senior Secured Notes due 2002 (the "Securities"); and

       WHEREAS, the Offer to Purchase and Consent Solicitation and Letter of Transmittal and Consent also constitute a solicitation of consents from the Holders of the Securities to certain amendments to the Current Indenture to eliminate or modify certain of the covenants and other provisions contained in the Current Indenture, as more particularly described in this Supplemental Indenture (the "Proposed Amendments"); and

       WHEREAS, the Holders of at least 66-2/3% of the aggregate principal amount of Notes have consented to the Proposed Amendments pursuant to the Offer; and

       WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving the Proposed Amendments and the Company and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:

                                   ARTICLE I

                        AMENDMENTS TO CURRENT INDENTURE

       Section 1.01. New Definitions. The Current Indenture is hereby amended, effective as of the Acceptance Date (as defined below), to add the following definitions to Section 1.1 to read as follows:

       "New Note" means a promissory note of the Company evidencing a loan to the Company from TransAmerican Energy Company, a Delaware corporation and parent corporation of the Company ("TEC"), the proceeds of which are used to finance the purchase of the Notes pursuant to its Offer to Purchase and Consent Solicitation dated May 14, 1997, as amended or supplemented from time to time, or for other purposes.

       "1997 Intercreditor Agreement" means an agreement between the Trustee and the trustee under an indenture relating to indebtedness of TEC to whom TEC collaterally assigns the New Note or any interest therein, with such changes thereto, including without limitation changes to reflect the circumstances of the transaction giving rise to the New Note or such indebtedness of TEC, as do not have a material adverse effect on the Notes.

       Section 1.02.  Amended Definitions.  The following definitions in
Section 1.1 of the Current Indenture are hereby amended, effective as of the Acceptance Date, to read in their entirety as follows:

       "Incur" shall mean to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for, contingently or otherwise.

       "Independent Director" means an individual that is not and has not been affiliated (other than as a director of TransAmerican or its parent or present subsidiaries) with, and is not and has not been a Related Person (other than solely as a director of TransAmerican or one of its past or present subsidiaries) with respect to John R. Stanley, TransAmerican or the Company or its Subsidiaries.

       Section 1.03. Additional Amended Definitions. Subpart (q) of the definition of Permitted Liens in Section 1.1 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read as follows:

       (q) Liens created on pipeline systems acquired or constructed with the proceeds of Debt, provided that the obligations secured by such Liens do not exceed the cost of acquiring or constructing such pipeline systems plus interest, fees and expenses Incurred in connection therewith; and

and the third sentence of the definition of Unrestricted Subsidiary in Section
1.1 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       The Board of Directors of any Person may designate any Unrestricted Subsidiary of such Person as a Subsidiary of such Person; provided that no Default or Event of Default would occur or be continuing after giving effect to such designation.

       Section 1.04. Deleted Definition. The definition of Related Person Transaction in Section 1.1 of the Current Indenture is hereby deleted, effective as of the Acceptance Date.

       Section 1.05. Section 4.3 of the Current Indenture. Section 4.3 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.3 Limitation on Restricted Payments.

              [intentionally omitted]

       Section 1.06. Section 4.5 of the Current Indenture. Section 4.5 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

              SECTION 4.5 Payment of Taxes and Other Claims. Each Obligor shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged within 150 days after the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon such Obligor or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of such Obligor or any of its Subsidiaries; provided, however, that an Obligor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

       Section 1.07. Section 4.6 of the Current Indenture. The first paragraph of paragraph (b) of Section 4.6 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

              (b) Each Obligor will maintain, for itself and each of its Subsidiaries, with reputable insurers or with the government of the United States of America (or an agency or instrumentality thereof) insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable good faith opinion, are adequate and appropriate for the conduct of its business and the businesses of such Subsidiaries in a prudent manner, in such amounts, with such deductibles and by such methods as are customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the businesses of its Subsidiaries in a prudent manner for companies engaged in a similar business in similar geographic areas.

       Section 1.08. Section 4.10 of the Current Indenture. Section 4.10 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.10.  Limitation on Transactions with Related Persons.

              [intentionally omitted]

       Section 1.09. Section 4.11 of the Current Indenture. Section 4.11 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.11. Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock.

              [intentionally omitted]

       Section 1.10. Section 4.12 of the Current Indenture. Section 4.12 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.12.  Limitations on Restricting Subsidiary Dividends.

              [intentionally omitted]

       Section 1.11. Section 4.13 of the Current Indenture. Section 4.13 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.13.  Limitation on Liens.

              [intentionally omitted]

       Section 1.12. Section 4.14 of the Current Indenture. Clause (ii) of part (A) of the first sentence of paragraph (a) of Section 4.14 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       (ii) used to make cash payments in the ordinary course of business in consistent with past practices that are not otherwise prohibited by this Indenture, provided that the aggregate amount so used pursuant to this clause (ii) from and after the Issue Date does not exceed $150,000,000 (excluding amounts used to acquire any Capital Assets in accordance with clause (iii) below) or and the first sentence of paragraph (b) of Section 4.14 is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

              (b) For the purposes of this Section 4.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $500,000,000.


       Section 1.13. Section 4.16 of the Current Indenture. Section 4.16 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.16.  Guarantee by Subsidiary.

              [intentionally omitted]

       Section 1.14. Section 4.17 of the Current Indenture. Section 4.17 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.17.  Restriction on Sale and Issuance of Subsidiary Stock.

              [intentionally omitted]

       Section 1.15. Section 4.18 of the Current Indenture. Section 4.18 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.18.  Limitations on Line of Business.

              [intentionally omitted]

       Section 1.16. Section 4.20 of the Current Indenture. The first sentence of paragraph (a) of Section 4.20 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

              (a) From and at all times after the first Business Day after the Issued Date, the Company shall maintain an account (the "Interest Reserve Account") from which funds may only be disbursed in accordance with the terms of the Disbursement Agreement, including disbursements to pay the portion of the Redemption Price or offer price attributable to accrued but unpaid interest on the Notes in connection with the redemption of the Securities pursuant to Article III or a purchase thereof pursuant to an offer made by the Company to purchase all of the outstanding Securities at a price equal to the Redemption Price that would be payable therefor if such Securities were then being redeemed pursuant to Section 3.1 in connection with a Major Asset Sale.

and paragraph (b) of Section 4.20 of the Current Indenture is hereby amended, effective as of the Acceptance Date, by inserting a new sentence after the first sentence of such paragraph to read in its entirety as follows:

       The Company may also instruct the Disbursement Agent to deposit with the Trustee, at any time in connection with the redemption, any or all of the funds in the Interest Reserve Account, provided that such amount shall not exceed that portion of the applicable redemption or purchase price attributable to accrued but unpaid interest on the Notes being redeemed or purchased pursuant thereto.

       Section 1.17. Section 4.21 of the Current Indenture. Section 4.21 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.21.  Limitation on Capital Expenditures.

              [intentionally omitted]

       Section 1.18. Section 4.23 of the Current Indenture. Section 4.23 of the Current Indenture is hereby amended, effective as of the Acceptance Date, to read in its entirety as follows:

       SECTION 4.23.  Limitation on Assets Held by Nominees.

              [intentionally omitted]

       Section 1.19. Section 5.1 of the Current Indenture. Subparagraph (1) of paragraph (a) of Section 5.1 of the Current Indenture is hereby amended, effective as of the Acceptance Date, by adding the word "and" at the end of such subparagraph after the semi-colon, and subparagraphs (2), (3) and (5) of paragraph (a) of Section 5.1 are hereby amended, effective as of the Acceptance Date, to read in their entirety, respectively, as follows:

              (2)  [intentionally omitted]

              (3)  [intentionally omitted]

              (5)  [intentionally omitted]

and paragraph (a) of Section 5.1 is hereby further amended, effective as of the Acceptance Date, by deleting the two paragraphs following subparagraph (5) of such paragraph (a).

       Section 1.20.  Section 6.1 of the Current Indenture.  Paragraphs (d),
(g), (h), (i), (j) and (k) of Section 6.1 of the Current Indenture are hereby amended to read in their entirety, respectively, as follows:

              (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under any mortgage, indenture or instrument under which there is outstanding any Debt of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $20,000,000, or failure to pay such Debt at its stated maturity, provided that a waiver by all of the lenders of such debt of such default shall constitute a waiver hereunder for the same period;

              (g)    [intentionally omitted]

              (h)    [intentionally omitted]

              (i) Independent Directors not constituting a majority of the Board of Directors of the Company or any Guarantor for a period of 90 days in the aggregate in any twelve-month period; or

              (j) there having occurred any amendment to the Certificate of Incorporation or Bylaws of any Obligor that pertains to the directors thereof and would have an adverse effect on the Securityholders or any other amendment that would materially adversely affect the interests of the Securityholders and, in the case of any such other amendment, the failure to correct such other amendment continues for a period of 90 days after written notice is given to the Obligor by the Trustee or to the Obligor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

              (k)    [intentionally omitted]

and the first sentence of the paragraph following paragraph (k) of Section 6.1 of the Current Indenture is hereby amended to read in its entirety as follows:

              A Default under clause (c) above (other than in the case of any Defaults under Sections 4.14 or 5.1, which Defaults shall be Events of Default without the notice specified in this paragraph or Section 4.7(c) and upon the passage of 10 days) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice.

       Section 1.21. Section 12.2 of the Current Indenture. Section 12.2 of the Current Indenture is hereby amended, effective as of the Acceptance Date, by redesignating the current paragraph (a) of Section 12.2 as subparagraph
(a)(1) and inserting after such redesignated subparagraph (a)(1) a new subparagraph (a)(2) to read in its entirety as follows:

              (2) Upon receipt of an Officers' Certificate requesting the Trustee's execution and delivery of the 1997 Intercreditor Agreement, the Trustee, at the Company's expense, will execute and deliver the 1997 Intercreditor Agreement and the Company, TTC and any other Guarantors will execute, deliver, file and record, all instruments and do all acts and other things as may be reasonably necessary to provide, pursuant to the 1997 Intercreditor Agreement, (i) that (A) the New Note will be subordinated in right of payment to the full and final payment of the Notes, (B) the liens and security interests securing the New Note encumbering collateral that secures both the Notes and the New Note (the "Shared Collateral") will be subordinate and inferior to the liens and security interests in the Shared Collateral that secure the Notes, and
       (C) the rights of the holder of the New Note to proceed against the Shared Collateral will be restricted to the extent necessary to effect the intent of the 1997 Intercreditor Agreement, (ii) that the Company will be permitted to pay, and the holder of the New Note will be permitted to receive, regularly scheduled payments of interest and principal under the New Note so long as at the time of such payment, or after giving effect thereto, no Default or Event of Default shall have occurred and then be continuing or would occur thereunder after giving effect to such payment, (iii) that the holder of the New Note will be required to pay or deliver to the Trustee cash or other assets received with respect to the New Note, except payments permitted under the preceding clause (ii), (iv) that (A) in the event of any case or proceeding involving or seeking the liquidation or reorganization of the Company (each, a "Proceeding"), any and all cash or other assets, including proceeds received from realization on the Shared Collateral, paid or distributed on account of the New Note, will be applied, after payment of reasonable costs and expenses relating to obtaining such proceeds, to the payment of the Notes, and only after the Notes have been paid in full, to the payment of the New Note, and (B) in any other event, any and all proceeds of the Shared Collateral received by or for the account of the Holder of the New Note and/or the holders of the Notes for application to the New

       Note and/or the Notes will be applied so as not to impair or affect the right of the holders of the Notes to receive payments as and when due (but nothing contained in the 1997 Intercreditor Agreement shall be construed to prohibit, limit or otherwise affect the rights of the Company to transfer, dispose of or otherwise deal with its properties and assets included within the Shared Collateral, and the proceeds thereof, in any manner permitted under the Indenture), (v) that the rights of the holder of the New Note to vote or to take action in connection with any Proceeding so as to contest (A) the validity of any obligation of the Company or TTC under or with respect to the Indenture or any collateral therefor or guaranties thereof, (B) the relative rights of holders of the Notes with respect to any of such collateral or guaranties or (C) the obligations and agreements of the holder of the New Note as set forth in the Intercreditor Agreement will be appropriately limited and restricted so as to effect the intent of the Intercreditor Agreement, and (vi) that determinations regarding the exercise of remedies against the Shared Collateral will be made by a majority of the outstanding principal amount of the Notes and the New Note, except that, and the Intercreditor Agreement will so provide, that nothing contained in the Intercreditor Agreement will impair or affect the right of the holder of any Note to institute suit for the enforcement of any payment thereof as and when due.


                                   ARTICLE II

                               GENERAL PROVISIONS

       Section 2.01. Effectiveness of Amendments. The Supplemental Indenture is effective as of the date first above written. The Current Indenture will remain operative in the form in which it existed prior to the date hereof until the date (the "Acceptance Date") on which the Company accepts for purchase and payment all Securities that have been properly tendered and not withdrawn pursuant to the Offer. On and after the Acceptance Date, the Proposed Amendments will be effective.

       Section 2.02. Ratification of Indenture. The Current Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Current Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

       Section 2.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Company is delivering to the Trustee

       (a)    an Officer's Certificate in the form attached hereto as Exhibit
              A; and

       (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

       Section 2.04. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

       Section 2.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

       Section 2.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.


       IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on this 13th day of June, 1997, but all to be effective as of day and year first above written.

                                    TRANSTEXAS GAS CORPORATION



Attest:                             By:
         ------------------------       ----------------------------
         Tim Moore                      Ed Donahue
         Assistant Secretary            Vice President, Chief Financial Officer
                                        and Secretary


                                    FIRSTAR BANK OF MINNESOTA, N.A.,
                                        Trustee



                                    By:
                                        ----------------------------
                                        Frank P. Leslie, III,
                                        Vice President

                                   EXHIBIT A


                           TRANSTEXAS GAS CORPORATION

                             OFFICERS' CERTIFICATE

       The undersigned, Ed Donahue, Vice President and Chief Executive Officer, and Tim Moore, Assistant Secretary, of TransTexas Gas Corporation, a Delaware corporation (the "Company"), do hereby certify pursuant to Section 2.03 of that certain Second Supplemental Indenture, dated as of June 13, 1997, between the Company and Firstar Bank of Minnesota, N.A., successor to American Bank National Association, as Trustee (the "Trustee"), and Section 14.4 of that certain Indenture, dated as of June 15, 1995, among the Company, TransTexas Transmission Corporation and the Trustee, as amended and supplemented (the "Indenture"), as follows:

       1.     The undersigned have read Section 9.2 of the Indenture.

       2. The undersigned have participated in the solicitation of consents (the "Consents") to the Proposed Amendments (as defined in the Supplemental Indenture), and the Company has recieved consents from the Holders (as defined in the Indenture) of at least 66 2/3% of the aggregate principal amount of the Notes to the Proposed Amendments.

       3. In our opinion, we have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Indenture requiring compliance by the Company to or concurrently with the execution and delivery by the Company of the Second Supplemental Indenture have been complied with.

       4. In our opinion, each of the conditions precedent in the Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the Second Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to Section
9.2 of the Indenture, to execute the Second Supplemental Indenture.

       IN WITNESS WHEREOF, we have executed this Certificate as of June 13, 1997.

                                           Ed Donahue, Vice President and
                                           Chief Financial Officer




                                           Tim Moore, Assistant Secretary

                                   EXHIBIT B


            Matters to be Covered by Gardere & Wynne, L.L.P. Opinion


              1. The Second Supplemental Indenture has been duly authorized, executed and delivered by the Company.

              2. Each of the conditions precedent in the Current Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the Second Supplemental Indenture has been complied with by the Company, and Section 9.2 of the Current Indenture authorizes or permits the Trustee to execute the Second Supplemental Indenture.

                           TRANSTEXAS GAS CORPORATION

                             OFFICERS' CERTIFICATE

       The undersigned, Ed Donahue, Vice President and Chief Executive Officer, and Tim Moore, Assistant Secretary, of TransTexas Gas Corporation, a Delaware corporation (the "Company"), do hereby certify pursuant to Section 2.03 of that certain Second Supplemental Indenture, dated as of June 13, 1997, between the Company and Firstar Bank of Minnesota, N.A., successor to American Bank National Association, as Trustee (the "Trustee"), and Section 14.4 of that certain Indenture, dated as of June 15, 1995, among the Company, TransTexas Transmission Corporation and the Trustee, as amended and supplemented (the "Indenture"), as follows:

       1.     The undersigned have read Section 9.2 of the Indenture.

       2. The undersigned have participated in the solicitation of consents (the "Consents") to the Proposed Amendments (as defined in the Supplemental Indenture), and the Company has recieved consents from the Holders (as defined in the Indenture) of at least 66 2/3% of the aggregate principal amount of the Notes to the Proposed Amendments.

       3. In our opinion, we have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Indenture requiring compliance by the Company to or concurrently with the execution and delivery by the Company of the Second Supplemental Indenture have been complied with.

       4. In our opinion, each of the conditions precedent in the Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the Second Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to Section
9.2 of the Indenture, to execute the Second Supplemental Indenture.

       IN WITNESS WHEREOF, we have executed this Certificate as of June 13, 1997.




                                           Ed Donahue, Vice President and
                                           Chief Financial Officer




                                           Tim Moore, Assistant Secretary